Exhibit 99.1
REGENCY TOWERS, 1415 W. 22ND ST., OAK BROOK, ILLINOIS 60523
FOR IMMEDIATE RELEASE
FEDERAL SIGNAL SIGNS DEFINITIVE AGREEMENT TO ACQUIRE SIRIT AT CDN$0.30 PER
COMMON SHARE
Acquisition Will Transform Federal Signal into a Leader in Intelligent Transport Systems With
Portfolio of High Value, Best-in-Class Products
OAK BROOK, Ill. and TORONTO, ONTARIO, January 14, 2010 — Federal Signal Corporation (NYSE: FSS), a leader in environmental, safety and transportation solutions and Sirit Inc. (TSX: SI), a global provider of radio frequency identification (“RFID”) technology today announced that they have signed a definitive agreement pursuant to which Federal Signal will acquire all of the issued and outstanding common shares of Sirit (the “Common Shares”) for cash consideration of CDN$0.30 per share by way of a court approved plan of arrangement under the Business Corporations Act (Ontario) (the “Arrangement”). The transaction has a total equity value of approximately CDN$49.5 million (US$48.0 million).
The CDN$0.30 per share cash purchase price represents a premium of 37% over Sirit’s 30-day average closing stock price, and a premium of 60% over Sirit’s 60-day average closing stock price.
Sirit is a leading designer, developer and manufacturer of RFID technology for applications such as Tolling, Electronic Vehicle Registration, Parking and Access Control, Asset Management, Cashless Payments and Supply Chain Systems. The combination of Sirit’s RFID technology with Federal Signal’s detection and classification technology (acquired in the December 2009 purchase of Diamond Consulting Services) and existing PIPS automated license plate recognition technology, immediately transforms Federal Signal into a leader in Intelligent Transport Systems.
“We are excited about this transaction with Sirit, as it further strengthens Federal Signal’s best-in-class product portfolio and advances our stated strategy of driving growth through our Public Safety Systems platform,” said William Osborne, Federal Signal’s President and Chief Executive Officer. “Sirit, Diamond Consulting Services and PIPS have a proven record of success in jointly delivering superior technology-based client solutions. We are committed to investment in research and development to maintain Sirit’s reputation for technical excellence and with the addition of Sirit’s talented employees, we look forward to further differentiating Federal Signal’s Public Safety Systems offering.”
“Global market trends for Intelligent Transport Systems are robust and we believe the addition of Sirit will enhance long-term earnings and provide greater revenue visibility through recurring revenues,” Mr. Osborne continued. “We are confident Federal Signal will be better positioned to help customers capitalize on road-user charging technologies and deliver enhanced value to our stockholders.”
“We are thrilled to be joining Federal Signal and are excited by the opportunities we will have as part of a larger organization with greater financial resources and access to a wider customer base. The combination of Sirit and Federal Signal creates a superior technology platform and service offering, while providing customers with more complete and fully integrated solutions,” said Norbert Dawalibi, President and Chief Executive Officer of Sirit. “We look forward to working closely with the Federal Signal team to ensure a smooth transition and complete the transaction as expeditiously as possible,” added Mr. Dawalibi.
Sirit’s board of directors unanimously approved the transaction and determined that it is in the best interests of Sirit and its shareholders (the “Shareholders”). The board made its decision following the report and favorable recommendation of an independent committee of Sirit’s board of directors. In reaching its recommendation, Sirit’s independent committee considered a fairness opinion from its financial advisor, GMP Securities L.P. A copy of the fairness opinion, the factors considered by the independent committee and the board and other relevant information will be included in the management information circular that will be sent to the Shareholders of Sirit in connection with the special meeting anticipated to be held on or about February 26, 2010 to consider the Arrangement. The record date for purposes of determining Shareholders entitled to vote at the special meeting has been set as of the close of business on January 25, 2010.
Certain executive officers, directors and Shareholders of Sirit owning approximately 28% of the outstanding common shares have entered into a voting and lock-up agreement with Federal Signal under which they have agreed to vote their shares in favor of the Arrangement.
The arrangement agreement contains customary terms and conditions for a transaction of this nature, including a prohibition upon Sirit from soliciting or initiating any discussion concerning any other business combination or similar transaction, the right of Federal Signal to match any unsolicited superior proposal received by Sirit and a termination fee of CDN$1.5 million payable to Federal Signal by Sirit in certain circumstances.
The closing of the Arrangement is subject to the satisfaction of certain closing conditions, including, among others, obtaining certain court approvals as well as the approval of Sirit’s shareholders. For the Arrangement to proceed, a special resolution approving the Arrangement must be approved by not less than two-thirds of the votes cast by Sirit’s shareholders. The transaction is not subject to financing. Federal Signal intends to finance the transaction through cash on hand and existing bank lines of credit.
Upon completion of the transaction, Sirit will operate as part of Federal Signal’s Safety and Security Systems Group.
About Sirit Inc.
Sirit Inc. (TSX: SI) is a leading provider of Radio Frequency Identification (RFID) technology worldwide. Harnessing the power of Sirit’s enabling-RFID technology, customers are able to more rapidly bring high quality RFID solutions to the market with reduced initial engineering costs. Sirit’s products are built on more than 16 years of RF domain expertise addressing multiple frequencies (LF/HF/UHF), multiple protocols and are compliant with global standards. Sirit’s broad portfolio of products and capabilities can be customized to address new and traditional RFID market applications including Supply Chain & Logistics, Cashless Payment (including Electronic Tolling), Access Control, Automatic Vehicle Identification, Near Field Communications, Inventory Control & Management, Asset Tracking and Product Authentication. For more information on Sirit, visit www.sirit.com.
About Federal Signal
Federal Signal Corporation (NYSE: FSS — News) enhances the safety, security and well-being of communities and workplaces around the world. Founded in 1901, Federal Signal is a leading global designer and manufacturer of products and total solutions that serve municipal, governmental, industrial and institutional customers. Headquartered in Oak Brook, Ill., with manufacturing facilities worldwide, Federal Signal operates three groups: Safety and Security Systems, Environmental Solutions and Fire Rescue. For more information on Federal Signal, visit: http://www.federalsignal.com.
Forward-Looking Language
This release contains various forward-looking statements as of the date hereof and unless otherwise required by law, Sirit and Federal Signal do not undertake any obligation to update any forward-looking statements contained in this news release as a result of new information, further events or otherwise. Statements in this release that are not historical are forward-looking statements. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: (i) the risk and possibility that the transaction entered into by Sirit and Federal Signal will not be approved by Shareholders or the court or otherwise consummated, and if any such transaction is eventually consummated, it may be on different and potentially less favorable terms than the terms of the agreement described above, (ii) economic conditions in various regions, (iii) product and price competition, (iv) supplier and raw material prices, (v) foreign currency exchange rate changes, (vi) interest rate changes, (vii) increased legal expenses and litigation results, (viii) legal and regulatory developments, and (ix) other risks and uncertainties described in filings with the Securities and Exchange Commission or the securities regulatory authorities in Canada via SEDAR.
Contacts:
Federal Signal
William Barker
Senior Vice President and Chief Financial Officer
+1-630-954-2000,
wbarker@federalsignal.com
Sirit Inc.
Anastasia Chodarcewicz
Chief Financial Officer
(416) 367-1897 x227
achodarcewicz@sirit.com
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